Exhibit 99.1

     SHELLS SEAFOOD RESTAURANTS, INC. NAMES RESTAURANT AND RETAILING VETERAN
                            JOHN F. HOFFNER TO BOARD

     TAMPA, Fla., Aug. 3 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) announced that John F. Hoffner, a veteran restaurant and retail executive, has been elected to serve on its board of directors. Mr. Hoffner, an independent director, will also chair the board's audit committee.

     Mr. Hoffner recently retired as EVP and Chief Financial Officer of Jack in the Box Inc., a publicly traded restaurant chain with $2 billion in annual revenues, and is serving as VP, Financial Strategy for Jack in the Box until January 2006.

     "We're delighted to welcome someone with John's extensive experience and financial acumen to our board," said Shells President & CEO Leslie Christon. "His firsthand insights into public restaurant company governance will be particularly valuable as we grow Shells."

     Before joining Jack in the Box, Mr. Hoffner held senior financial and administrative leadership positions in several companies, including Cost Plus World Market and Federated Department Stores. He has been responsible for numerous corporate functions, including accounting, MIS, financial planning, strategic planning, real estate development, financial analysis, human resources, risk management, investor relations and legal. Hoffner also has experience in mergers and acquisitions, leveraged buyouts and financial restructurings of both private and public companies, developing strong relationships in the investment and Wall Street communities.

     A graduate of Purdue University's Krannert Management School, Mr. Hoffner earned his M.B.A. from Xavier University. He has served as a director of the Krannert Management School's alumni board, a director of the Interfraternity Conference of North America, and a director of the Junior Achievement board in Los Angeles. He currently serves as chairman of San Diego's Junior Achievement board.

     Mr. Hoffner replaces Mr. Robert Ellin, who has resigned his position on the board. The Company wishes to thank Mr. Ellin for his contributions while serving on the board.

     The Company manages and operates 26 full-service, neighborhood seafood restaurants in Florida under the name "Shells." Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

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     In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

SOURCE  Shells Seafood Restaurants, Inc.
    -0-                             08/03/2005
    /CONTACT: Rick Van Warner, +1-407-628-3104, or Warren R. Nelson, +1-813-961-0944, both of Shells Seafood Restaurants, Inc./
    /Web site:  http://www.shellsseafood.com /